                              [Letterhead]
                                                                 Exhibit 99(a)

[WHITE MOUNTAINS LOGO]

                                                      CONTACT: DENNIS BEAULIEU
                                                                (802) 295-4510

                      WHITE MOUNTAINS REPORTS 2001 RESULTS

HAMILTON, Bermuda, February 20, 2002 - White Mountains Insurance Group, Ltd. ended 2001 with a fully converted tangible book value per share of $226 (which includes net deferred credits), an increase of $38, or 21% (including dividends), from December 31, 2000. The increase resulted primarily from White Mountains' June 1, 2001 bargain purchase of OneBeacon Insurance Group, offset by operating losses at both OneBeacon and Folksamerica.

Chairman Jack Byrne said, "2001 was an eventful year for us. After completing the OneBeacon acquisition on June 1st, we moved quickly to fix the balance sheet, restructure the investment portfolio and improve underwriting results. On November 1st, we completed the Liberty book transfer to clearly focus on making OneBeacon a profitable company in the Northeast and selected specialty markets. Having emerged from September 11th in good health, we invested large amounts of capital in the reinsurance business through a capital contribution to Folksamerica and an equity investment in Montpelier Re. I believe that we are well positioned to see some significant improvements in our operating results in all areas. We WILL have a fine company here."

White Mountains reported a comprehensive net loss of $302 million or $45 per share for the year ended December 31, 2001 (includes previously reported $85 million loss stemming from the events of September 11th), compared to comprehensive net income of $448 million or $76 per share for the comparable 2000 period.

The comprehensive loss results from a $207 million comprehensive net loss at OneBeacon, a $48 million comprehensive net loss at Folksamerica and approximately $79 million in financing charges and accretion of purchase accounting adjustments related to the acquisition of OneBeacon. The comprehensive net loss for 2001 also includes approximately $89 million of income from net deferred credit amortization and a non-recurring charge of $59 million for share appreciation expense relating to the financing of OneBeacon that have no effect on tangible book value per share. Comprehensive net income for the year ended December 31, 2000 includes a $280 million after tax gain related to the sale of a subsidiary containing the Company's holdings in Financial Security Assurance and a $95 million gain related to the taxation of the sale of Fireman's Fund Insurance Company in 1991.


                  RESULTS OF SIGNIFICANT OPERATING SUBSIDIARIES

ONEBEACON. OneBeacon reported a $207 million comprehensive net loss for the seven months ended December 31, 2001, which included $276 million in after tax losses from operations and $69 million of after tax net investment gains. OneBeacon's combined ratio for the year ended December 31, 2001, excluding non-recurring transactions related to the acquisition, was 121% (including 1 point to strengthen prior year reserves recorded in the fourth quarter) on earned premiums of $3.9 billion. The accident year combined ratio for ongoing operations was 109% excluding approximately 5 points for losses incurred on September 11th. Business transferred to Liberty and other business in run-off had 122% and 167% accident year combined ratios, respectively. As previously reported, OneBeacon will quota share reinsure 67% and 33% of the renewal business written by Liberty Mutual over the first and second consecutive twelve month periods, respectively.


                                                                        (more)

Ray Barrette, Chairman and CEO of OneBeacon, said, "Our reported results do not yet reflect the effects of significant underwriting and claims actions taken since the acquisition of OneBeacon. The ongoing commercial lines business had an accident year combined ratio of 109% excluding 12 points for September 11th claims. We have taken multiple re-underwriting actions and pricing is up 16% for the year and 25% for January 2002. Our ongoing personal lines business had an accident year combined ratio of 110%. Pricing on this business is up 16%, which includes our aggressive rate pursuit, insurance-to-value programs and other underwriting actions. Our ongoing specialty businesses had a 99% combined ratio and are also getting meaningful price increases. We are investing in our claims organization in order to achieve better claims results. We have added staff, aligned authorities and accountabilities to the Chief Claims Officer and reviewed all significant claims to ensure proper handling and reserving. With runoff businesses declining rapidly, we should see the impact of those activities in our results as 2002 progresses."

FOLKSAMERICA. Folksamerica reported a $48 million comprehensive net loss during 2001 versus $24 million of comprehensive net income for the comparable 2000 period. Folksamerica's 2001 comprehensive net loss consisted of $28 million in losses from its reinsurance operations and $23 million in losses from other insurance operations, offset by $3 million in net investment gains. The loss from other insurance operations consists primarily of Esurance's after-tax operating losses ($16 million) during its development stage. Folksamerica's 2001 combined ratio, adjusted for the effects of retroactive reinsurance and the economic value of transactions at the holding company level, was 113% compared to 116% for the year 2000. The pre-tax cost of the September 11th events was $25 million and a pre-tax reserve of $5 million was established for Enron exposures in 2001.

Ray Barrette commented, "These results, disappointing in absolute terms but much better than those reported by most competitors, demonstrate Folksamerica's superior risk management and conservative reserving practices."

Steve Fass, CEO of Folksamerica, said, "The $400 million capital contribution received from OneBeacon demonstrated White Mountains' commitment to our business. This allowed us to participate fully in the 1/1/2002 renewal season. The potential for the remainder of 2002 remains good, helped by the significant capacity we are managing. Folksamerica also will have the opportunity to further benefit from the hardened property catastrophe reinsurance market through its quota share reinsurance agreement with newly formed Olympus Re."


                                OTHER ACTIVITIES

On December 14, 2001, White Mountains announced that it played a lead role with the Benfield Group in establishing a new Bermuda-domiciled reinsurance company, Montpelier Reinsurance Ltd., to respond to the current favorable underwriting and pricing environment in the reinsurance industry. Montpelier, with more than $1.0 billion in fresh capital, is focused on writing property per risk and catastrophe excess of loss reinsurance, facultative reinsurance, whole account quota share reinsurance and property retrocession reinsurance. White Mountains and its subsidiaries have an approximately 25% economic ownership interest in Montpelier. Tony Taylor, CEO and Chief Underwriting Officer, leads the company.

On December 20, 2001, White Mountains, through its newly formed subsidiary Fund American Re, completed its acquisition of substantially all of the international reinsurance operations of the Folksam Group of Stockholm, Sweden. Fund American Re is a commercially domiciled Bermuda insurer, which maintains its executive office and an operating branch in Stockholm, Sweden, and also operates through a branch office in Singapore. The net assets of Folksam acquired by Fund American Re were valued at approximately $67 million on the date of purchase. The purchase price consisted of approximately $34 million in cash and notes and 86,385 common shares of White Mountains (approximately $30 million).


                                                                        (more)

Tom Kemp, President of White Mountains commented, "We have put in place a comprehensive structure to enhance our ability to leverage our international presence. We are delighted with all the talent we have in place to manage our growing reinsurance businesses."


                             ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com. The Company expects to file its Form 10-K with the Securities and Exchange Commission on or before Monday, April 1, 2002 and urges shareholders to refer to that document for more complete information concerning the Company's financial results for the years ended December 31, 2001, 2000 and 1999.

                         SAFE HARBOR STATEMENT UNDER THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information contained in this press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers, (ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate, (v) the failure of pending transactions to be consummated under expected terms or at all and (vi) the amount of time and extent of business interruptions and other losses resulting from the September 11th, 2001 terrorist attacks. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.


                                                                        (more)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                      DECEMBER 31,    December 31,
                                                                          2001            2000
                                                                      -----------     ------------
  ASSETS

  Fixed maturity investments, at fair value                            $ 6,128.3       $ 1,078.6
  Short-term investments, at fair value                                  2,545.8           735.9
  Common equity securities, at fair value                                  173.6           144.8
  Other investments                                                        158.0           142.9
                                                                       ----------      ----------

                   Total investments                                     9,005.7         2,102.2

  Reinsurance recoverable on paid and unpaid losses                      4,334.8           777.2
  Insurance and reinsurance balances receivable                          1,069.2           105.7
  Deferred tax asset                                                       696.4           105.1
  Deferred acquisition costs                                               313.3            27.2
  Investments in unconsolidated insurance affiliates                       311.1           130.6
  Other assets                                                             762.3           297.2

                                                                       ----------      ----------

  TOTAL ASSETS                                                         $16,492.8       $ 3,545.2
                                                                       ==========      ==========

  LIABILITIES

  Loss and loss adjustment expense reserves                            $ 9,527.6       $ 1,556.3
  Unearned insurance and reinsurance premiums                            1,814.5           182.0
  Debt                                                                   1,125.4            96.0
  Deferred credits                                                         682.5            92.2
  Funds held under reinsurance treaties                                    361.7           420.0
  Other liabilities                                                      1,366.2           152.2
                                                                       ----------       ---------

                   Total liabilities                                    14,877.9         2,498.7
                                                                       ----------      ----------

  MINORITY INTEREST - SUBSIDIARY PREFERRED STOCK                           170.3               -
                                                                       ----------      ----------

  COMMON SHAREHOLDERS' EQUITY

  Common shares and paid-in surplus                                      1,085.1            72.1
  Retained earnings                                                        355.1           927.5
  Accumulated other comprehensive income, after tax                          4.4            46.9
                                                                       ----------      ----------

                   Total common shareholders' equity                     1,444.6         1,046.5
                                                                       ----------      ----------

  TOTAL LIABILITIES, MINORITY INTEREST AND COMMON SHAREHOLDERS' EQUITY $16,492.8       $ 3,545.2
                                                                       ==========      ==========

  Common shares outstanding (000's)                                        8,265 sh        5,880 sh
  Common and equivalent shares outstanding (000's)                        10,048 sh        5,961 sh

  Fully converted book value per common and equivalent share           $  160.36       $  177.07
  Unamortized deferred credits less goodwill per common and equivalent
  share                                                                    65.45           10.58
                                                                       ----------      ----------
  FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE  $  225.81       $  187.65
                                                                       ==========      ==========



                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                      (Unaudited)
                                                                    Three Months Ended      Twelve Months Ended
                                                                       December 31,           December 31,
                                                                    --------------------    --------------------
                                                                       2001       2000      2001 (1)      2000
                                                                    ----------   -------    ---------    -------
REVENUES:
  Earned insurance and reinsurance premiums                         $  1,039.7   $  30.4    $ 2,656.1    $ 334.4
  Net investment income                                                   83.0      23.3        284.5       85.9
  Net gains (losses) on investments and other assets                      32.8      (4.6)       193.3      377.4
  Amortization of deferred credits and other revenues                     31.9       6.0         99.7       50.5
                                                                    ----------   -------    ---------    -------
      Total revenues                                                   1,187.4      55.1      3,233.6      848.2
                                                                    ----------   -------    ---------    -------

EXPENSES:
  Loss and loss adjustment expenses                                      978.0      27.7      2,493.9      287.7
  Insurance and reinsurance acquisition expenses                         246.5      24.3        584.3      101.1
  General and administrative expenses                                    164.9      23.4        417.1       87.9
  Share appreciation expense for contingent warrants                        --        --         58.8         --
  Interest expense                                                        17.8       3.9         45.7       16.1
  Accretion of discounted loss and loss adjustment expense
    reserves(2)                                                           16.0        --         56.0         --
                                                                    ----------   -------    ---------    -------
      Total expenses                                                   1,423.2      79.3      3,655.8      492.8
                                                                    ----------   -------    ---------    -------
PRETAX EARNINGS (LOSS)                                                  (235.8)    (24.2)      (422.2)     355.4

  Tax benefit (provision)                                                107.5       8.4        174.3      (42.5)
                                                                    ----------   -------    ---------    -------
NET INCOME (LOSS) BEFORE MINORITY INTEREST AND EXTRAORDINARY ITEMS      (128.3)    (15.8)      (247.9)     312.9

  Accretion of subsidiary preferred stock to face value                   (2.2)       --         (5.1)        --
  Dividends on subsidiary preferred stock                                 (8.1)       --        (18.1)        --
                                                                    ----------   -------    ---------    -------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                            (138.6)    (15.8)      (271.1)     312.9

  Gain from discontinued operations, after tax                              --        --           --       95.0
  Excess of fair value of acquired net assets over cost                    3.0        --         16.6         --
  Loss on early extinguishment of debt                                      --        --         (4.8)        --
                                                                    ----------   -------    ---------    -------
NET INCOME (LOSS)                                                       (135.6)    (15.8)      (259.3)     407.9

  Dividends on convertible preference shares                                --        --          (.3)        --
                                                                    ----------   -------    ---------    -------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                    $ (135.6) $  (15.8)   $  (259.6) $   407.9
                                                                    ==========  ========    =========  =========

  Other comprehensive income (loss) items, after tax                     (33.4)     32.0        (42.5)      39.7
                                                                    ----------   -------    ---------    -------
COMPREHENSIVE NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS      $ (169.0) $   16.2    $  (302.1) $   447.6
                                                                    ==========  ========    =========  =========

DILUTED EARNINGS PER SHARE:
  Net income (loss)                                                   $ (16.77) $  (2.68)   $  (38.95) $   68.89
  Comprehensive net income (loss)                                       (20.91)     2.76       (45.34)     75.60


(1) Includes seven months of activity related to OneBeacon which was acquired on June 1, 2001.

(2) Represents amortization of difference between the fair value and nominal value of OneBeacon's loss reserves as required in purchase accounting.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
       FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE
                                   (UNAUDITED)


                                                                     December 31,      September 30,     December 31,
                                                                         2001              2001              2000
                                                                     ------------      ------------      ------------
NUMERATOR (IN MILLIONS):

common shareholders' equity                                          $    1,444.6      $    1,565.7      $    1,046.5
proceeds from assumed exercise of outstanding warrants                      300.0             300.0                 -
benefits to be received from share obligations under employee
  benefit plans                                                              16.5              17.6               9.0
remaining accretion of preferred stock to face value                       (149.7)           (151.9)                -
                                                                     ------------      ------------      ------------

       BOOK VALUE NUMERATOR                                               1,611.4           1,731.4           1,055.5
                                                                     ------------      ------------      ------------

recognition of unamortized deferred credits                                 682.5             715.6              92.2
recognition of unamortized goodwill                                         (24.8)            (25.9)            (29.1)
                                                                     ------------      ------------      ------------

       TANGIBLE BOOK VALUE NUMERATOR                                 $    2,269.1      $    2,421.1      $    1,118.6
                                                                     =============     ============      ============


DENOMINATOR (IN SHARES):

common shares outstanding                                               8,264,681 sh      8,165,529 sh      5,880,115 sh
shares issuable upon exercise of outstanding warrants                   1,714,285         1,714,285                 -
share obligations under employee benefits plans                            69,210            66,682            81,000
                                                                     ------------      ------------      ------------

       BOOK VALUE DENOMINATOR                                          10,048,176 sh      9,946,496 sh      5,961,115 sh
                                                                     ------------      ------------      ------------



FULLY CONVERTED BOOK VALUE PER COMMON AND EQUIVALENT SHARE               $ 160.36          $ 174.07          $ 177.07

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND
EQUIVALENT SHARE                                                         $ 225.81          $ 243.41          $ 187.65